Exhibit 9.2


                                Joinder Agreement


               This Joinder Agreement, dated as of March 20, 2003,


                                   WITNESSETH:

     WHEREAS, Nortel Networks Limited (the "Subscriber") is acquiring from Axtel, S.A. de C.V. (the "Corporation"), pursuant to the terms of a Restructuring Agreement dated as of March 20, 2003 by and among the Subscriber, the Corporation, Nortel Networks de Mexico, S.A. de C.V. and Toronto Dominion (Texas), Inc. the number and type of Shares (the "Securities") (as defined in the Unanimous Shareholders Agreement made as of October 6, 1997 among Bell Canada International (Mexico Telecom) Limited, Bell Canada International Inc., Telinor Telefonia, S. de R.L. de C.V. (formerly known as Telinor Telefonia, S.A. de C.V.), Worldtel Mexico Telecom Ltd. and the Corporation (formerly known as Telefonia Inalambrica del Norte, S.A. de C.V.) (the "Shareholders Agreement")) set forth below the Subscriber's signature to this joinder agreement (the "Joinder Agreement"); and

     WHEREAS, as a condition to the acquisition of the Securities, the Subscriber has agreed to join in the Shareholders Agreement, subject to the terms of this Joinder Agreement; and

     WHEREAS, the execution and delivery of this Joinder Agreement is a condition precedent to the acquisition of the Securities;

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Corporation and the Subscriber hereby agree that the Subscriber shall hereby join in the Shareholders Agreement, including the Schedules integrated thereto pursuant to Clause 17.20 thereof, and agrees to be bound by all of the terms and provisions thereof, and shall be entitled to all the benefits thereof, as though the Subscriber were an original party thereto and were included in the term "Shareholders" as defined therein.

     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.


                                       AXTEL, S.A. de C.V.



                                       By: /S/ Patricio Jimenez
                                           ---------------------------------
                                           Name:  Patricio Jimenez
                                           Title:


                                       NORTEL NETWORKS LIMITED




                                       By: /S/ Jorge H. Suarez
                                           ---------------------------------
                                           Name: Jorge H. Suarez
                                           Title: Attorney-in-Fact

Number and Type of Shares Purchased:

     250,836,980 Series "N" Shares






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